POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Ruth
Ann Keene, Luis Visoso, Nora Go each of Unity Software Inc. and Eric Steiner of Cooley LLP, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") any documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings of reports with the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or greater than 10% stockholder of Unity Software Inc. (the "Company"),
Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 (including any amendments thereto) and timely file such forms with the U.S. Securities and Exchange
Commission and any stock exchange or similar authority; and
(4) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley LLP, as applicable.
The undersigned has caused this Power of Attorney to be executed as of June 14, 2021
/s/ Ingrid Lestiyo